     As filed with the Securities and Exchange Commission on March 4, 1999

                                          Registration Statement No. 333-_____

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                      MISSISSIPPI VALLEY BANCSHARES, INC.
                      -----------------------------------
            (Exact name of Registrant as specified in its charter)

              Missouri                                43-1336298
      ------------------------             ----------------------------------
      (State of incorporation)             I.R.S. Employer Identification No.

           700 Corporate Plaza Drive, St. Louis, Missouri     63105
        --------------------------------------------------------------
        (Address of Principal Executive Offices)            (Zip Code)

                  1991 STOCK OPTION PLAN (FIVE-YEAR OPTIONS)
                  ------------------------------------------
                           (Full title of the plan)

                                Andrew N. Baur
                     Chairman and Chief Executive Officer
                      Mississippi Valley Bancshares, Inc.
                           700 Corporate Plaza Drive
                           St. Louis, Missouri 63105
                    ---------------------------------------
                    (Name and address of agent for service)

                                (314) 268-2580
                -----------------------------------------------
         (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
     Title of securities      Amount to be          Proposed maximum            Proposed maximum           Amount of
       to be registered        registered       offering price per share    aggregate offering price    registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par            200,000 shares              $31.59                   $6,318,000.00              $1,756.41
value $1.00 per share
-------------------------------------------------------------------------------------------------------------------------

<F*> Average of high and low trading prices of registrant's Common Stock as quoted on the NASDAQ National Market on March 3, 1999.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
==============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      This Registration Statement is being filed for the purpose of registering additional securities of the same class (common stock, par value $1.00 per share) as other securities for which an earlier registration statement on Form S-8 relating to the same employee benefit plan is effective.

      Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement, File No. 33-70208, are hereby incorporated by reference.


ITEM 5:   INTEREST OF NAMED EXPERTS AND COUNSEL.  Frederick O. Hanser, who is
          -------------------------------------
of counsel to the law firm of Armstrong Teasdale LLP, the firm giving the opinion set forth in Exhibit 5 of this Registration Statement, is a member of the Board of Directors of the registrant and owns 64,410 shares (<1%) of the registrant's common stock.


ITEM 8:   EXHIBITS.  The Exhibits listed in the Exhibit Index below, hereby
          --------
incorporated by reference, are filed as a part of this Registration
Statement.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 23, 1999.

                                    MISSISSIPPI VALLEY BANCSHARES, INC.


                                    By:  /s/ANDREW N. BAUR
                                       ---------------------------------------
                                          Andrew N. Baur, Chairman and
                                          Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below constitutes and appoints Andrew N. Baur and Linn H. Bealke his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


February 23, 1999       /s/ANDREW N. BAUR               Chairman, Chief Executive
                        ---------------------------     Officer and Director
                        Andrew N. Baur                  (Principal Executive Officer)


February 24, 1999       /s/LINN H. BEALKE               President and Director
                        ---------------------------
                        Linn H. Bealke


February 23, 1999       /s/JOHN T. BAUMSTARK            Director
                        ---------------------------
                        John T. Baumstark


February 23, 1999       /s/ALICE C. BEHAN               Director
                        ---------------------------
                        Alice C. Behan

                                    II-2

February 23, 1999       /s/WILLIAM H. T. BUSH           Director
                        ---------------------------
                        William H. T. Bush


February __, 1999                                       Director
                        ---------------------------
                        Franklin J. Cornwell, Jr.


February 23, 1999       /s/THEODORE P. DESLOGE, JR.     Director
                        ---------------------------
                        Theodore P. Desloge, Jr.


February __, 1999                                       Director
                        ---------------------------
                        Louis N. Goldring


February __, 1999                                       Director
                        ---------------------------
                        Richard T. Grote


February 23, 1999       /s/FREDERICK O. HANSER          Director
                        ---------------------------
                        Frederick O. Hanser


February __, 1999                                       Director
                        ---------------------------
                        Donna D. Lambert


February __, 1999                                       Director
                        ---------------------------
                        Michael D. Latta


February __, 1999                                       Director
                        ---------------------------
                        Mont S. Levy


February 23, 1999       /s/LEWIS B. SHEPLEY             Director
                        ---------------------------
                        Lewis B. Shepley


February 23, 1999       /s/PAUL M. STRIEKER             Executive Vice President,
                        ---------------------------     Controller, Assistant
                        Paul M. Strieker                Secretary and Chief
                                                        Financial Officer

                                 EXHIBIT INDEX

Exhibit                       Description
-------                       -----------
4.3                   Mississippi Valley Bancshares, Inc. 1991 Stock Option
                      Plan (Five-Year Options), as amended through February
                      17, 1999

5 Opinion of Armstrong Teasdale LLP regarding legality of shares being registered.

23.1                  Consent of Armstrong Teasdale LLP (incorporated in
                      Exhibit 5).

23.2                  Consent of Ernst & Young, LLP.

24                    Powers of Attorney (see Signature Page).

                                    II-4